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                                                                   EXHIBIT 10.18


                                  REHABCARE
                            NON-COMPETE, NON-HIRE,
                          NON-DISCLOSURE AND RELEASE
                                  AGREEMENT


        This Non-Compete, Non-Hire, Non-Disclosure and Release Agreement (the "Agreement") is made and entered into as of this 22nd day of September, 1994, by and between RehabCare Corporation, a Delaware corporation having its principal place of business at 7733 Forsyth Boulevard, Suite 1700, St. Louis, Missouri 63105 ("RehabCare"), and Transitional Care of America, Inc., a Delaware corporation having its principal place of business at 660 Newport Center Drive, Suite 470, Newport Beach, California 92660 ("TCA").

                                   RECITALS


        A. Contemporaneous with the execution of this Agreement, RehabCare, David L. Steffy ("Steffy") and two senior members of RehabCare's management, David W. Cross ("Cross") and John R. Lewis ("Lewis"), each are purchasing a twenty-five percent (25%) ownership interest in TCA, pursuant to the terms and conditions of a Subscription Agreement, a Transition Agreement and a Stockholders' Agreement dated as of even date herewith.

        B. In conjunction with their investment in TCA, Cross and Lewis desire to be released and RehabCare desires to release Cross and Lewis from their Employment Agreements with RehabCare dated November 1, 1993, and the binding non-compete, non-hire and non-disclosure covenants contained therein, so that Cross and Lewis may serve as the Chief Executive Officer and Chief Operating Officer, respectively, of TCA.

        C. In connection with RehabCare's purchase of an ownership interest in TCA, and the release of Cross and Lewis from their Employment Agreements with RehabCare and their employment by TCA, Cross and Lewis have agreed to enter into Non-Compete, Non-Hire, Non-Disclosure and Release Agreements with RehabCare, Steffy has agreed to enter into a Non-Development, Non-Hire and Release Agreement with RehabCare and a Non-Compete, Non-Hire and Non-Disclosure Agreement with TCA and RehabCare has agreed to enter into the non-compete, non-hire and non-disclosure covenants set forth herein, subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:





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                                   ARTICLE I
                                  DEFINITIONS

        1.1 "PROPRIETARY INFORMATION" includes without limitation, any trade secrets or confidential technology, proprietary information, customer lists, lists of employees, mailing lists, details of contracts, pricing policies, operational methods, marketing plans, product development plans, research and development programs and plans, business acquisition plans, internal memoranda, notes, records, transcripts, contracts and other documents or files relating to TCA Business, knowledge belonging to or relating to the business, sales, financial condition, products or other activities or affairs of TCA, other confidential information, and any matter or thing ascertained by RehabCare through its association with TCA, which has been treated as proprietary and confidential by TCA and which is not otherwise in the public domain, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interests of TCA.

        1.2 "RESTRICTED AREA" means the geographical area within (i) the fifty states of the United States, and (ii) the United States' territories and possessions.

        1.3 "RESTRICTED PERIOD" means the period commencing on the date this Agreement is executed and ending on the earlier of (i) the fifth anniversary of the execution of this Agreement, or (ii) the date on which there is a Sale of Control of TCA.

        1.4 "SALE OF CONTROL" means: (i) any consolidation or merger of TCA with another corporation or entity or the sale or exchange by the stockholders or the public offering of TCA's securities and as a result of such consolidation, merger, sale, exchange or public offering less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the stockholders of TCA, other than affiliates (within the meaning of the Securities Exchange Act of 1934, as amended) of the party or parties to such consolidation, merger, sale or exchange (other than TCA) as the same shall have existed immediately prior to such consolidation, merger, sale, exchange or offering; or (ii) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of TCA.

        1.5 "STOCKHOLDERS' AGREEMENT" means that certain Stockholders' Agreement by and among TCA, RehabCare, Steffy, Cross and Lewis as of even date herewith which sets forth the rights and obligations of RehabCare, Steffy and Cross and Lewis as TCA stockholders.

        1.6 "SUBSCRIPTION AGREEMENT" means that certain Subscription Agreement by and among TCA, RehabCare, Steffy, Cross and Lewis as of even date herewith which outlines the terms and conditions of the initial purchase of TCA stock by RehabCare, Steffy, Cross and Lewis.


        1.7 "TRANSITION AGREEMENT" means that certain Transition Agreement by and between RehabCare, TCA, Cross and Lewis dated as of even date herewith which outlines the transition of Cross and Lewis to TCA and the ongoing arrangement between TCA and RehabCare after such transition.



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                                   ARTICLE II
                         ACKNOWLEDGEMENTS OF REHABCARE

        2.1 TCA BUSINESS. RehabCare acknowledges that the business of TCA for purposes of this Agreement is the ownership of, leasing of, operation of and the provision of contract management services to "long-term care hospitals," defined as hospitals or hospitals within hospitals that are formed and operated to be exempt from the Medicare Prospective Payment System in accordance with the Health Care Financing Administration provisions for long-term care hospitals, as such provisions may be amended from time to time ("LTCHs") (the ownership of, leasing of, operation of and the provision of contract management services to LTCHs are hereinafter referred to as the "TCA Business").

        2.2 TCA EMPLOYEES AND CONTRACTORS. RehabCare acknowledges that TCA will expend substantial time, effort and money in training its staff in the operation of TCA Business. The employees and independent contractors of TCA who participate and who will participate in TCA's Business will have access to and possess Proprietary Information of TCA. RehabCare acknowledges that to employ or contract with former employees or independent contractors of TCA would likely result in the use by RehabCare of TCA Proprietary Information in violation of Section 3.3 hereof.

        2.3 IRREPARABLE HARM TO TCA. RehabCare acknowledges that the non-compete, non-hire and non-disclosure covenants contained in Article III hereof from RehabCare to TCA are essential to ensure the continued success of TCA Business, and that TCA may sustain irreparable harm and damage in the event that RehabCare violates any of said covenants.

                                  ARTICLE III
                             COVENANTS OF REHABCARE

        3.1 SHANNON MEDICAL CENTER. On and after the date this Agreement is executed, TCA shall enter into good faith negotiations with Shannon Medical Center, in San Angelo, Texas, with the intention of assuming RehabCare's existing definitive agreement with Shannon Medical Center for the ownership or operation of an LTCH at such facility. Notwithstanding anything in this Agreement to the contrary, RehabCare shall have the right to own or operate an LTCH at Shannon Medical Center at any time prior to TCA's assumption of RehabCare's definitive agreement with Shannon Medical Center.

        3.2 NON-COMPETITION COVENANT. Subject to the provisions of Section 3.1, RehabCare covenants and agrees that it shall not, directly or indirectly, during the Restricted Period and within the Restricted Area:

                (a) own, manage, operate, control, participate in the management or control of, or be employed by, or act as the agent for, lend its name to or initiate, maintain or continue any interest whatsoever in any enterprise in direct competition with or having to do with TCA Business, except that a beneficial



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        ownership interest of less than five percent (5%) in any publicly traded company shall not violate this Section 3.2(a); and

                (b) advance RehabCare's business interest with a then-existing vendor, customer, representative or other person having a business relationship with TCA by recommending, suggesting or assisting such vendor, customer, representative or other person in the termination or diminishment of its business relationship with TCA.

        Notwithstanding the foregoing, RehabCare may operate hospital-based skilled nursing facilities provided that if such facility is located within a radius of ten (10) miles from an existing LTCH operated by TCA, RehabCare shall only accept patients who are anticipated to be admitted for a period of less than 25 days.

        3.3 NON-HIRE COVENANT. RehabCare covenants and agrees that it shall not, during the Restricted Period, directly or indirectly through the efforts of persons acting by or through any other entity:

                (a) solicit or encourage any employee, independent contractor or representative of TCA, or any person who was an employee, independent contractor or representative of TCA at any time within the preceding twelve month period, to leave his or her employment or engagement with TCA; or

                (b) hire any employee, independent contractor or representative of TCA, or any person who was an employee, independent contractor or representative of TCA at any time within the twelve month period preceding the initial solicitation or hire by or on behalf of RehabCare without the prior written permission of the President and Chief Executive Officer of TCA.

        Notwithstanding the foregoing RehabCare shall have the right to engage an independent contractor of TCA in a given community, with TCA's prior written approval, if the services or skills offered by such independent contractor are unique or otherwise unavailable in such community.

        3.4     NON-DISCLOSURE COVENANT. RehabCare covenants and agrees that:

                (a) it shall keep confidential and not use or disclose to others, except as expressly consented to in writing by TCA, or as required by law to be disclosed, any Proprietary Information of TCA to which any of its directors, officers, employees or owners becomes privy;

                (b) all Proprietary Information made available to RehabCare by TCA or Cross and Lewis in connection with any of the transactions contemplated by the Stockholders' Agreement, the Subscription Agreement and/or the Transition Agreement concerning TCA Business at any time shall be the property of TCA.


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        3.5     DURATION OF COVENANTS.  The duration of covenants set forth in
Section 3.2 and 3.3 shall expire upon the earlier of (i) the date the Restricted Period expires or (ii) the date on which the Subscription Agreement, the Stockholders' Agreement or the Transition Agreement is breached or otherwise terminates, and the duration of the covenant set forth in Section 3.4 shall be perpetual and shall survive expiration of the Restricted Period and the termination or expiration of any of the Stockholders' Agreement, Subscription Agreement or Transition Agreement.

        3.6 MUTUAL RELEASE BY TCA AND REHABCARE. In consideration of the covenants and agreements set forth in this Agreement, the Subscription Agreement, the Transition Agreement and the Stockholders' Agreement, TCA hereby releases and holds RehabCare harmless against any and all actions, claims and demands for damages or other payments by TCA in connection with the matters addressed in such agreements arising on or before the date hereof. Likewise, in consideration of the covenants and agreements set forth in this Agreement, the Subscription Agreement, the Transition Agreement and the Stockholders' Agreement, RehabCare hereby releases and holds TCA harmless against any and all actions, claims and demands for damages or other payments by RehabCare in connection with the matters addressed in such agreements arising on or before the date hereof.

                                   ARTICLE IV
                  RIGHTS AND REMEDIES UPON BREACH OF COVENANTS

        4.1 TCA RIGHTS GENERALLY. Upon a breach by RehabCare of any of the provisions of this Agreement, TCA shall have the rights and remedies described in Sections 4.2 and 4.3 below, each of which shall be independent of the other and severally enforceable and all of which shall be in addition to and not in lieu of any other rights and remedies available to TCA at law or in equity.

        4.2 INJUNCTIVE RELIEF. In addition to any other rights and remedies available to TCA at law or in equity, TCA shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged and agreed by RehabCare that:

                (a) the scope of the provisions of this Agreement are reasonable in light of RehabCare's relationship to TCA and the confidential and Proprietary Information to which RehabCare will have access;

                (b) any breach of this Agreement by RehabCare will cause irreparable injury to TCA and that any damages will not provide adequate remedy to TCA; and

                (c) compliance with the provisions set forth in this Agreement will not be an unreasonable hardship on RehabCare or deprive it of the opportunity to conduct its intended business.

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        4.3     DAMAGES.  In addition to any other rights and remedies
available to TCA at law or in equity, TCA shall have the right and remedy to require RehabCare to account for and pay over to TCA all compensation, profits, money, accruals, increments or other benefits derived or received by RehabCare as a result of any transactions constituting a breach by RehabCare of Section
3.4 of this Agreement.

                                   ARTICLE V
                                 MISCELLANEOUS

        5.1 NOTICES. Any notice or other communication required or permitted to be given to any party hereunder shall be in writing and shall be delivered personally, or by facsimile copy, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or when receipt is acknowledged if by facsimile copy, or two business days after the date of mailing if mailed, to the address of such party set forth above (or to such other address as any party may from time to time specify in writing pursuant to the notice provisions hereof).

        5.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon RehabCare and TCA and their successors and assigns and shall not be subject to voluntary or involuntary alienation, assignment or transfer.

        5.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, determined without reference to its choice of law rules.

        5.4 ENTIRE AGREEMENT. This Agreement, taken together with the Shareholder Agreement, Subscription Agreement and Transition Agreement and the other documents and instruments executed pursuant thereto to which RehabCare is a party, constitute the entire agreement between TCA and RehabCare with regard to the subject matter hereof, and supersedes and revokes contracts, agreements and/or understandings between TCA and RehabCare relative thereto. This Agreement was negotiated between TCA and RehabCare and RehabCare has consulted counsel in connection herewith.

        5.5 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by RehabCare and TCA or, in the case of a waiver, by the party waiving compliance. No delay on the part of TCA or its Board of Directors in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of TCA or its Board of Directors of any right, power or privilege hereunder, or any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that TCA may otherwise have at law or in equity.

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        5.6     SEVERABILITY.  The parties acknowledge that the laws and public policies of the various states of the United States might differ as to the validity and enforceability of the covenants contained in Article III of this Agreement. It is the intention of the parties that the activities of RehabCare be restricted only to the extent necessary for the protection of the legitimate business interests of TCA, that the provisions of Article III shall, to the fullest extent permissible under the law and public policy, be enforced by the courts of each state and jurisdiction in which enforcement is sought, and that the unenforceability (or the modification necessary to conform the covenants contained in Article III with such law and public policy) of any part of
Article III shall not be deemed to render unenforceable any other part of
Article III. Accordingly, if any part of Article III shall be adjudicated to be invalid or unenforceable in any action or proceeding in which TCA or its successors or assigns, and RehabCare or its successors or assigns, are parties, whether in its entirety or as modified as to duration, territory or otherwise, then such part shall be deemed amended, as the case may be, in order to render the remainder of Article III valid and enforceable. Any such deletion or amendment shall apply only where the court rendering the same has jurisdiction. In addition, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

        5.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

        5.8 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the day and year first above written.

                                REHABCARE CORPORATION


                                By:       James M. Usdan
                                   ---------------------------------------------
                                   James M. Usdan, President and Chief
                                   Executive Officer


                                TRANSITIONAL CARE OF AMERICA, INC.


                                By:         David W. Cross
                                   ---------------------------------------------
                                   David W. Cross, President and Chief
                                   Executive Officer




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